UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2005

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1791 O.G. Skinner Drive

West Point, Georgia 31833

(Address of principal executive offices)

Registrant’s telephone number, including area code: (706) 385-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective on May 27, 2005, ITC^DeltaCom, Inc. (the “Company”) entered into a binding commitment letter (the “Commitment Letter”) with Tennenbaum Capital Partners, LLC (together with the funds and accounts that it manages or advises, “TCP”), pursuant to which TCP has committed, subject to specified conditions, to provide the Company with approximately $239 million original principal amount of secured loans.

A copy of the Company’s news release dated May 31, 2005 announcing the signing of the Commitment Letter is attached to this report as Exhibit 99 and is incorporated in this Item 1.01 by reference in its entirety.

Senior Secured Loan. The Commitment Letter contemplates that one or more entities managed by TCP or entities identified by or arranged through TCP (collectively, the “Lenders”) will make a $209 million senior secured loan (the “Senior Secured Loan”) to Interstate FiberNet, Inc. (“IFN”), the Company’s wholly-owned subsidiary. The proceeds of the Senior Secured Loan will be used to repay in full all amounts outstanding under the Company’s existing $204 million credit facility, which has a maturity date of June 30, 2006. The maturity date of the Senior Secured Loan will be the fourth anniversary of the loan closing date. There will be no amortization of principal under the Senior Secured Loan before its maturity date, when the principal amount of the Senior Secured Loan will be payable in full. The Senior Secured Loan will bear interest, payable quarterly, at an adjustable annual rate of LIBOR plus 8%, with the portion of any interest in excess of a 12% annual rate payable in-kind (“PIK”) at the Company’s option, and will accrue additional PIK interest at an annual rate of 0.5%. All PIK interest will be added to the principal amount of the Senior Secured Loan on a quarterly basis. The Senior Secured Loan will be prepayable at the Company’s option at specified premiums to the principal amount that will decline over the loan term. The obligations under the Senior Secured Loan will be secured by first priority liens on, and security interests in, substantially all of the assets of IFN, the Company and the Company’s other subsidiaries.

Subordinated Secured Loan. The Commitment Letter contemplates that the Lenders will make a $30 million subordinated secured loan (the “Subordinated Secured Loan”) to IFN. The proceeds of the Subordinated Secured Loan will be used for general corporate purposes. The maturity date of the Subordinated Secured Loan will be July 1, 2009. There will be no amortization of principal under the Subordinated Secured Loan before its maturity date, when the principal amount of the Subordinated Secured Loan will be payable in full. The Subordinated Secured Loan will bear interest, payable quarterly, at an adjustable annual rate of LIBOR plus 7.5%, with the portion of any interest in excess of a 12% annual rate payable in-kind at the Company’s option, and will accrue additional PIK interest at an annual rate of 4.5%. All PIK interest will be added to the principal amount of the Subordinated Secured Loan on a quarterly basis. The Subordinated Secured Loan will be prepayable at the Company’s option at specified premiums to the principal amount that will decline over the loan term. The obligations under the Subordinated Secured Loan will be secured by third priority liens on, and security interests in, substantially all of the assets of IFN, the Company and the Company’s other subsidiaries.

The Commitment Letter contemplates that, as a condition of the Subordinated Secured Loan, the terms of the Company’s existing $20 million subordinated secured loan, which the Company obtained in connection with the debt restructuring it closed on March 29, 2005, will be amended to be consistent with the terms of the Subordinated Secured Loan.

Warrants; Board Designation Rights. The Commitment Letter contemplates that, as part of the foregoing financing transactions, the Company will issue to TCP warrants (the “Warrants”) to purchase up to 9,000,000 shares of a new issue of the Company’s preferred stock (the “Preferred Stock”), which will be initially convertible into up to 12,000,000 shares of common stock. The Warrants will first be exercisable on June 30, 2007, unless exercisability is triggered earlier upon the occurrence of specified events, and will expire on July 1, 2009. The Warrants will have an initial exercise price of $0.01 per share, which may increase to up to $0.50 based on the Company’s consolidated EBITDA, or net income (net loss) before interest expense, income tax expense, depreciation expense and amortization expense.

The Commitment Letter contemplates that the Preferred Stock will have a liquidation preference of $1.00 per share, and will rank pari passu as to liquidation rights with, and otherwise will have terms substantially similar to the terms of, the Company’s outstanding 8% Series A convertible redeemable preferred stock and 8% Series B convertible redeemable preferred stock.

The Commitment Letter contemplates that, upon the closing of the foregoing transactions, TCP will have the right to name two members to the Company’s board of directors.

Other Terms and Conditions. The Company will pay customary financing fees and expenses to the Lenders in connection with the transactions contemplated by the Commitment Letter.

The closing of the transactions contemplated by the Commitment Letter is subject to specified conditions, including the execution of definitive financing agreements, the consent of the Company’s junior credit facility lenders, stockholder and regulatory approvals, and other customary conditions. Subject to satisfaction of these conditions, the Company currently expects that it will close the transactions in late June 2005 or early in the third quarter of 2005.

If the transactions contemplated by the Commitment Letter are not closed by a specified date other than because of a breach by TCP, the Company will be obligated to pay TCP a termination fee of approximately $2.4 million.

Because the terms, conditions and covenants of the Senior Secured Loan, the Subordinated Secured Loan, the Warrants and the Preferred Stock are subject to the negotiation, execution and delivery of the definitive financing documents, some of the actual terms, conditions and covenants may differ from those in the Commitment Letter as described above.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a

Registrant.

Upon the closing of the transactions contemplated by the Commitment Letter, and the Company’s incurrence of borrowings under the Senior Secured Loan and the Subordinated Secured Loan, as discussed under Item 1.01 of this report, IFN will become obligated as a borrower, and the Company and its other wholly-owned subsidiaries will become obligated as guarantors, under the following secured indebtedness:

•	$209 million principal amount of first lien secured indebtedness under the Senior Secured Loan; and

•	$30 million of additional third lien secured indebtedness under the Subordinated Secured Loan.

The definitive loan documents are expected to contain customary events of default and remedies provisions.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Item 3.02    Unregistered Sales of Equity Securities.

Upon the closing of the transactions contemplated by the Commitment Letter, as described under Item 1.01 of this report, the Company will issue warrants to TCP to purchase a new issue of preferred stock, which will be convertible into common stock. In connection with the Company’s non-public sale of such warrants, preferred stock and common stock, the Company will rely on the exemption from registration under the Securities Act of 1933 afforded by Section 3(a)(9) or 4(2) of the Securities Act and Regulation D thereunder.

The information set forth in Item 1.01 of this report is incorporated in this Item 3.02 by reference in its entirety.

Item 9.01    Financial Statements and Exhibits.

(c) The Company hereby files the following exhibit:

Exhibit Number	Description of Exhibit
99	News Release issued by ITC^DeltaCom, Inc., dated May 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2005	ITC^DELTACOM, INC.

/s/ J. Thomas Mullis
J. Thomas Mullis
Senior Vice President-Legal and Regulatory
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99	News Release issued by ITC^DeltaCom, Inc., dated May 31, 2005